                                                                    EXHIBIT 3.4

                                   I N D E X

                             to By-Law Number 8 of

                            GEDDES RESOURCES LIMITED

          Interpretation                         Paragraph  Page
          -----------------------------------------------------------

              Definitions .....................  1.01 ....  1 .......
              Definitions .....................  1.02 ....  2 .......
              Definitions .....................  1.03 ....  2 .......

          Business of the Corporation
          -------------------------------------

              Registered Office ...............  2.01 ....  3 .......
              Corporate Seal ..................  2.02 ....  3 .......
              Financial Year ..................  2.03 ....  3 .......
              Execution of Instruments ........  2.04 ....  3 .......
              Banking Arrangements ............  2.05 ....  3 .......
              Voting Rights in Other Bodies
               Corporate ......................  2.06 ....  4 .......
              Withholding Information from
               Shareholders ...................  2.07 ....  4 .......


          Borrowing and Securities
          -------------------------------------

              Borrowing Power .................  3.01 ....  4 .......
              Delegation ......................  3.02 ....  5 .......

          Directors
          -------------------------------------

              Number of Directors and Quorum ..  4.01 ....  5 .......
              Qualification ...................  4.02 ....  5 .......
              Election and Term ...............  4.03 ....  6 .......
              Removal of Directors ............  4.04 ....  6 .......
              Vacation of Office ..............  4.05 ....  6 .......
              Vacancies .......................  4.06 ....  6 .......
              Action by the Board .............  4.07 ....  6 .......
              Canadian Majority ...............  4.08 ....  7 .......
              Meetings by Telephone ...........  4.09 ....  7 .......
              Place of Meetings ...............  4.10 ....  7 .......
              Calling of Meetings .............  4.11 ....  8 .......
              Notice of  Meeting ..............  4.12 ....  8 .......
              First Meeting of New Board ......  4.13 ....  8 .......
              Adjourned Meeting ...............  4.14 ....  8 .......
              Regular Meetings ................  4.15 ....  8 .......
              Chairman ........................  4.16 ....  9 .......
              Votes to Govern .................  4.17 ....  9 .......
              Conflict of Interest ............  4.18 ....  9 .......
              Remuneration and Expenses .......  4.19 ....  9 .......

          Committees
          -------------------------------------

              Committee of Directors ..........  5.01 ....  10
              Transaction of Business .........  5.02 ....  10
              Advisory Bodies .................  5.03 ....  10
              Procedure .......................  5.04 ....  10
              Audit Committee .................  5.05 ....  10

                                                        Paragraph  Page
                                                        ---------  ----

         Officers
         ---------------------------------------------

                Appointment ..........................  6.01 ....  10
                Chairman of the Board ................  6.02 ....  11
                Managing Director ....................  6.03 ....  11
                President ............................  6.04 ....  11
                Vice-President .......................  6.05 ....  12
                Secretary ............................  6.06 ....  12
                Treasurer ............................  6.07 ....  12
                Powers and Duties of Other
                 Officers ............................  6.08 ....  12
                Variation of Powers and Duties .......  6.09 ....  12
                Term of Office .......................  6.10 ....  12
                Terms of Employment and
                 Remuneration ........................  6.11 ....  13
                Conflict of Interest .................  6.12 ....  13
                Agents and Attorneys .................  6.13 ....  13
                Fidelity Bonds .......................  6.14 ....  13

         Protection of Directors, Officers and Others
         ---------------------------------------------

                Limitation of Liability ..............  7.01 ....  13
                Indemnity ............................  7.02 ....  14
                Insurance ............................  7.03 ....  14

         Shares
         ---------------------------------------------

                Allotment ............................  8.01 ....  15
                Commissions ..........................  8.02 ....  15
                Registration of Transfer .............  8.03 ....  15
                Transfer Agents and Registrars .......  8.04 ....  15
                Non-Recognition of Trusts ............  8.05 ....  16
                Share Certificates ...................  8.06 ....  16
                Replacement of Share
                 Certificates ........................  8.07 ....  16
                Joint Shareholders ...................  8.08 ....  17
                Deceased Shareholders ................  8.09 ....  17

         Dividends and Rights
         ---------------------------------------------

                Dividends ............................  9.01 ....  18
                Dividend Cheques .....................  9.02 ....  18
                Non-Receipt of Cheques ...............  9.03 ....  18
                Record Date for Dividends
                 and Rights ..........................  9.04 ....  18
                Unclaimed Dividends ..................  9.05 ....  19

         Meetings of Shareholders
         ---------------------------------------------
                Annual Meetings ......................  10.01 ...  19
                Special Meetings .....................  10.02 ...  19
                Place of Meetings ....................  10.03 ...  19
                Notice of Meetings ...................  10.04 ...  20
                List of Shareholders Entitled
                 to Notice ...........................  10.05 ...  20
                Record Date for Notice ...............  10.06 ...  21
                Meetings without Notice ..............  10.07 ...  21
                Chairman, Secretary and Scrutineers ..  10.08 ...  21

         Meetings of Shareholders (continued)         Paragraph Page
         -------------------------------------------  -----------------

              Persons Entitled to be Present .......  10.09 ..   22
              Quorum ...............................  10.10 ..   22
              Right to Vote ........................  10.11 ..   22
              Proxies ..............................  10.12 ..   23
              Time for Deposit of Proxies ..........  10.13 ..   23
              Joint Shareholders ...................  10.14 ..   24
              Votes to Govern ......................  10.15 ..   24
              Show of Hands ........................  10.16 ..   24
              Ballots ..............................  10.17 ..   24
              Adjournment ..........................  10.18 ..   25
              Resolution in Lieu of Meeting ........  10.19 ..   25
              Only One Shareholder .................  10.20 ..   25

         Divisions and Departments
         -------------------------------------------

              Creation and Consolidation of
                Divisions ..........................  11.01 ..   26
              Name of Division .....................  11.02 ..   26
              Officers of Divisions ................  11.03 ..   26
         Notices
         -------------------------------------------

              Method of Giving Notice ..............  12.01 ..   26
              Notice of Joint Shareholders .........  12.02 ..   27
              Computation of Time ..................  12.03 ..   27
              Undelivered Notices ..................  12.04 ..   27
              Ommissions and Errors ................  12.05 ..   27
              Persons Entitled by Death or
                Operation of Law ...................  12.06 ..   28
              Waiver of Notice .....................  12.07 ..   28

         Voting Rights in Other Corporations
         -------------------------------------------

              Voting Rights in Other Corporations ..  13.01 ..   28

         Repeal
         -------------------------------------------

              Repeal ...............................  14.01 ..   29

         Effective Date
         -------------------------------------------

              Effective Date .......................  15.01 ..   29

                                  BY-LAW NO. 1

                         A by-law relating generally to
                        the transaction of the business
                                 and affairs of

                            GEDDES RESOURCES LIMITED

     BE IT ENACTED as a by-law of the Corporation as follows:

                                  Section One

                                 INTERPRETATION

1.01 Definitions - In the by-laws of the Corporation, unless the context otherwise requires:

        "Act" means the Business Corporations Act (S.O. 1982, c.4) and any statute that may be substituted therefor, as from time to time amended;

        "articles" means the articles on which is endorsed the certificate of incorporation dated June 3, 1981, of the Corporation as from time to time amended or restated;

        "board" means the board of directors of the Corporation;

        "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

        "Corporation" means the corporation incorporated under the Act by the said certificate endorsed on the articles and named

                            GEDDES RESOURCES LIMITED

        "meeting of shareholders" means any meeting of shareholders, whether annual or special;
        "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

        "offering corporation" means a corporation that is offering its securities to the public within the meaning of the Act and that is not the subject of an order of the Ontario Securities Commission deeming it to have ceased to be offering its securities to the public;

        "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

        "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section
        2.04 or by a resolution passed pursuant thereto;

        "special meeting of shareholders" means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders and a meeting of any class or classes of shareholders entitled to vote on the question at issue.

1.02 Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

1.03 Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                  Section Two

                          BUSINESS OF THE CORPORATION

2.01 Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be at the Municipality of Metropolitan Toronto in the Province of Ontario and at such location therein as the board may from time to time determine.

2.02 Corporate Seal - Until changed by the board, the corporate seal of the Corporation, if any, shall be in the form impressed hereon.

2.03 Financial Year - Until changed by the board, the financial year of the Corporation shall end on the 31st day of December in each year.

2.04 Execution of Instruments - Deeds, transfers, assignments, bills of sale, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two directors or officers or any director together with any officer. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05 Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.06 Voting Rights in Other Bodies Corporate - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07 Withholding Information from Shareholders - Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the reasonable opinion of the board, could be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any account, record or document of the Corporation except as conferred by the Act or authorized by the board.

                                 Section Three

                            BORROWING AND SECURITIES

3.01 Borrowing Power - Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may, without authorization of the shareholders, from time to time:

     (a) borrow money upon the credit of the Corporation;

     (b) issue, reissue, sell or pledge debt obligations of the Corporation;

      (c) subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

      (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02 Delegation - The board may from time to time by resolution delegate to a director, a committee of directors or an officer of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 3.01 to such extent and in such manner as the board shall determine at the time of each such delegation.

                                  Section Four

                                   DIRECTORS

4 .01 Number of Directors and Quorum - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. Subject to the Act and to section 4.08 hereof, the quorum for the transaction of business at any meeting of the board shall consist of a majority of directors or such other number of directors as the board may from time to time determine.

4.02 Qualification - No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians but where the Corporation has only one or two directors that director or one of the two directors, as the case may be, shall be resident Canadians. If the Corporation is an offering corporation at least one-third of the directors shall not be officers or employees of the Corporation or any of its affiliates.

4.03 Election and Term - Directors shall be elected yearly to hold office until the next annual meeting of shareholders and until their successors are elected. At each annual meeting of shareholders, all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors as shall be determined from time to time by special resolution or, if a special resolution empowers the directors to determine the number, by resolution of directors.
The election shall be by resolution.

4.04 Removal of Directors - Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a meeting of shareholders remove any director or directors from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by a quorum of directors.

4.05 Vacation of Office - A director ceases to hold office when he dies; or subject to the Act, he resigns; he is removed from office by the shareholders; or he ceases to be qualified for election as a director. A resignation of a director becomes effective at the time a written resignation is received by the Corporation or at the time specified in the resignation, whichever is later.

4.06 Vacancies - Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or maximum number of directors or from a failure to elect the number of directors required to be elected at any meeting of shareholders. In the absence of a quorum of the board, or if there has been a failure to elect the number of directors required by the articles or by the Act, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

4.07 Action by the Board - Subject to any unanimous shareholder agreement, the board shall manage or supervise the management of the business and affairs of the Corporation. Subject to sections 4.08 and 4.09, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors.

4.08 Canadian Majority - The board shall not transact business at a meeting unless a majority of the directors present are resident Canadians, except where

        (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

        (b) a majority of resident Canadian directors would have been present had that director been present at the meeting.

4.09 Meetings by Telephone - If all the directors present at or participating in the meeting consent, a meeting of the board or of a committee of the board may be held by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed for the purposes of the Act to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

4.10 Place of Meetings - Meetings of the board may be held at any place within or outside Ontario and it shall not be necessary that, in any financial year of the Corporation, a majority of the meetings of the board be held at a place within Canada.

4.11 Calling of Meetings - Meetings of the board shall be held from time to time at such time and at such place as the chairman of the board, the managing director, the president, or any director may determine.

4.12 Notice of Meeting - Notice of the time and place of each meeting of the board shall be given in the manner provided in section 12.01 to each director not less than 48 hours before the time of the meeting. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner and at any time waive a notice of a meeting of the board. Attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.13 First Meeting of New Board - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14 Adjourned Meeting - Notice of an adjourned meeting of the board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

4.15 Regular Meetings - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16 Chairman - The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president, or a vice-president who is a director. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.17 Votes to Govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

4.18 Conflict of Interest - A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or the shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or the shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

4.19 Remuneration and Expenses - Subject to the articles or any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                  Section Five

                                   COMMITTEES

5.01 Committee of Directors - The board may appoint from its members one or more committees of directors, however designated, and delegate to any such committee any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

5.02 Transaction of Business - Subject to the provisions of section 4.09, the powers of a committee of directors may be exercised by a meeting at which a quorum of the committee is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

5.03 Advisory Bodies - The board may from time to time appoint such advisory bodies as it may deem desirable.

5.04 Procedure - Unless otherwise determined by the board, each committee and advisory body shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

5.05 Audit Committee - If the Corporation is an offering corporation, the board shall elect annually from among its number an audit committee to be composed of not fewer than 3 directors of whom a majority shall not be officers or employees of the Corporation or any of its affiliates. The audit committee shall have the powers and duties provided in the Act.

                                  Section Six

                                    OFFICERS

6.01 Appointment - Subject to the articles or any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

6.02 Chairman of the Board - The board may from time to time also appoint a chairman of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law capable of being assigned to the managing director or to the president; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

6.03 Managing Director - The board may from time to time appoint a managing director who shall be a resident Canadian and a director. If appointed, he shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04 President - The board may from time to time appoint a president. If appointed, the president shall be the chief operating officer if no managing director has been appointed, and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.05 Vice-President - The board may from time to time appoint one or more vice-presidents. Any vice-president so appointed shall have such powers and duties as the board or the chief executive officer may specify.

6.06 Secretary - The board may from time to time appoint a secretary. If so appointed, the secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

6.07 Treasurer - The board may from time to time appoint a treasurer. If so appointed, the treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the board or the chief executive officer may specify.

6.08 Powers and Duties of Other Officers - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.09 Variation of Powers and Duties - The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10 Term of Office - The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed, or until his earlier resignation or death.

6.11 Terms of Employment and Remuneration - The terms of employment and the remuneration of officers appointed by the board shall be settled by it from time to time.

6.12 Conflict of Interest - An officer shall disclose his interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with section 4.18.

6.13 Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.14 Fidelity Bonds - The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

                                 Section Seven

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 Limitation of Liability - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglect or default of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the

Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02 Indemnity - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

        (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

7.03 Insurance - Subject to the limitations contained in the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 hereof.

                                 Section Eight

                                     SHARES

8.01 Allotment - Subject to the provisions of the Act, the articles and any unanimous shareholder agreement, the board may from time to time grant options to purchase or allot the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

8.02 Commissions - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03 Registration of Transfer - Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in the articles or by-laws of the Corporation for a debt of the shareholder to the Corporation.

8.04 Transfer Agents and Registrars - The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.05 Non-Recognition of Trusts - Subject to the provisions of the Act, the Corporation shall treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of such security, and otherwise to exercise all the rights and powers of an owner of such security.

8.06 Share Certificates - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.07 Replacement of Share Certificates - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken if the owner:

        (a) so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser;

        (b) furnishes the Corporation with an indemnity bond sufficient, in the opinion of the board, to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that the Corporation or any of them may suffer by complying with the request to issue the new share certificate; and

        (c) satisfies any other reasonable requirements imposed by the Corporation from time to time, whether generally or in any particular case.

8.08 Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate or written acknowledgment referred to in section 8.06 in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.09 Deceased Shareholders - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                  Section Nine

                              DIVIDENDS AND RIGHTS

9.01 Dividends - The board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the Corporation and, subject to the provisions of the Act, in money or property.

9.02 Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03 Non-Receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04 Record Date for Dividends and Rights - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of any such record date shall be given not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05 Unclaimed Dividends - Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.


                                  Section Ten

                            MEETINGS OF SHAREHOLDERS

10.01 Annual Meetings - Subject to section 10.19, the board shall call an annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02 Special Meetings - The board shall have power to call a special meeting of shareholders at any time.

10.03 Place of Meetings - Meetings of shareholders shall be held at such place in or outside Ontario as the board determines or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

10.04 Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 12.01

     (a) if the Corporation is an offering corporation, not less than 21 days;
         and

     (b) if the Corporation is not an offering corporation, not less than 10 days;

but, in either case, not more than 50 days before the date of the meeting, to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state or be accompanied by a statement of the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders.

10.05 List of Shareholders Entitled to Notice - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 10.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.06 Record Date for Notice - The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting. If a record date is fixed, unless notice thereof is waived in writing by every holder of a share of the class or series affected whose name is set out in the share register at the close of business on the day the directors fix the record date, notice thereof shall, not less than seven days before the date so fixed, be given in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or if no notice is given, the day on which the meeting is held.

10.07 Meetings without Notice - A meeting of shareholders may be held without notice at any time and place permitted by the Act:

        (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

        (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

10.08 Chairman, Secretary and Scrutineers - The president, or in his absence, a vice-president who is a director shall preside as chairman at a meeting of shareholders. If there is no president or such a vice-president or if at a meeting none of them is present within 15 minutes after the time appointed for the holding of the meeting, the shareholders present and entitled to vote shall choose a person from their number to be the chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.09 Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.10 Quorum - Subject to the Act in respect of a sole shareholder, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.
If a quorum is not present at the time appointed for the meeting or within a reasonable time thereafter as the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.11 Right to Vote - Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 10.05, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name, except:

        (a) where the Corporation has fixed a record date in respect of such meeting pursuant to section 10.06, to the extent that any such person has transferred any of his shares after such record date and the transferee either pro-duces properly endorsed share certificates or otherwise establishes that he owns such shares and demands, not later than 10 days before the meeting, that his name be included in the list before the meeting; or

        (b) where the Corporation has not fixed a record date in respect of such meeting pursuant to section 10.06, to the extent that any such person has transferred any of his shares after the date on which the list referred to in section 10.05 is prepared and the transferee, either produces properly endorsed share certificates or otherwise establishes that he owns such shares and demands, not later than 10 days before the meeting, that his name be included in the list before the meeting, in either of which cases the transferee is entitled to vote his shares at the meeting.

In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting whose name appears in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.12 Proxies - Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, as his nominees to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized. Every form of proxy shall comply with the regulations to the Act.

10.13 Time for Deposit of Proxies - The board may by resolution fix a time not exceeding 48 hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders, before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.
A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the

Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.14 Joint Shareholders - If two or more persons hold shares jointly, any one of the them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

10.15 Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes, the chairman presiding at the meeting shall be entitled to a second or casting vote.

10.16 Show of Hands - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.17 Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18 Adjournment - If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.19 Resolution in Lieu of Meeting - Except where a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act,

        (a) a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and

        (b) a resolution in writing dealing with any matter required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to that meeting of shareholders.

10.20 Only One Shareholder - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

                                 Section Eleven

                           DIVISIONS AND DEPARTMENTS

11.01 Creation and Consolidation of Divisions - The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.02 Name of Division - Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

11.03 Officers of Divisions - From time to time the board or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

                                 Section Twelve

                                    NOTICES

12.01 Method of Giving Notice - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been received on the fifth day after mailing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

12.02 Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one or such persons shall be sufficient notice to all of them.

12.03 Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, "day" means a clear day and a period of days shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

12.04 Undelivered Notices - If any notice given to a shareholder pursuant to section 12.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.05 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.06 Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.07 Waiver of Notice - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.


                                Section Thirteen

                                 VOTING RIGHTS

13.01 VOTING RIGHTS IN OTHER CORPORATIONS: The proper signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favor of such person or persons as may be determined by the officers signing them or arranging therefor. In addition, the board may from time to time direct the manner in which or the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                Section Fourteen

                                     REPEAL

14.01 Repeal - By-law Number 1 of the Corporation is repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor character documents of the Corporation obtained pursuant to, or the validity of any articles (as defined in the Act) or predecessor character documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.


                                Section Fifteen

                                 EFFECTIVE DATE

15.01 Effective Date - This by-law shall come into force when enacted by the directors, subject to the Act.
     ENACTED by the Board the 19th day of February, 1988.
     WITNESS the corporate seal of the Corporation.

_________________________________  ___________________________________
 President                         Secretary
                                                                   c/s


     CONFIRMED by the shareholders the 30th day of March, 1988.

                                  ___________________________________
                                   Secretary
                                                                   c/s